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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On May 22, 2018, German American Bancorp, Inc., an Indiana corporation ("German American"), and First Security, Inc., a Kentucky corporation ("First Security"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which First Security agreed to merge with and into German American (the "Merger"). The Merger Agreement provides that First Security's wholly-owned banking subsidiary, First Security Bank, Inc. will be merged with and into German American's wholly-owned banking subsidiary, German American Bank, immediately following the Merger.

        Under the terms of the Merger Agreement, each record holder of First Security common stock (other than "Dissenting Shares" (as defined in the Merger Agreement) and shares of First Security common stock held by the First Security, Inc. 401k and Employee Stock Ownership Plan (the "401(k) and ESOP")) will receive (a) 0.7982 shares of German American common stock in a tax-free exchange for each share of First Security common stock, plus (b) a cash payment of $12.00 for each share of First Security common stock. The 401(k) and ESOP, as a record holder of shares of First Security common stock, will receive, for each share of First Security common stock then held by the 401(k) and ESOP, a cash payment equal to $40.00. Any option to acquire a share of First Security common stock outstanding at the closing of the Merger will be cancelled in exchange for a cash payment equal to (x) $40.00, less (y) the applicable exercise price, and less (z) any withholding taxes. The cash payment per outstanding share (including each 401(k) and ESOP share) and per outstanding option described above are also subject to reduction in the event the "Effective Time Book Value" (as defined in and calculated pursuant to the Merger Agreement) of First Security falls below certain thresholds at the time of closing of the Merger.

        Based on First Security's number of shares of common stock currently outstanding, German American expects to issue approximately 2.0 million shares of its common stock, and pay approximately $31 million in cash, in exchange for all of the issued and outstanding shares of common stock of First Security (including those held by the 401(k) and ESOP) and in cancellation of all outstanding options to acquire First Security common stock.

        The Boards of Directors of both German American and First Security have approved the Merger Agreement. Consummation of the Merger is subject to approval by federal and state banking regulatory authorities, approval by the shareholders of First Security and certain other conditions set forth in the Merger Agreement. Assuming such approvals are timely secured, German American expects that the Merger will be completed in the fourth quarter of 2018.

        The Merger Agreement contains (a) customary representations and warranties of German American and First Security, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of First Security to conduct its business in the ordinary course until the Merger is completed, (c) covenants of First Security to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (d) covenants of German American and First Security to take, or not to take, certain actions during the term of the Merger Agreement. First Security has also agreed not to (y) solicit proposals relating to alternative business combination transactions or (z) maintain discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

        Each party's obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of First Security common stock of the Merger, (b) receipt of regulatory approvals, (c) effectiveness of the registration statement to be filed by German

American with respect to the German American common stock to be issued in the Merger, (d) the accuracy of the representations and warranties of the other party, (e) compliance by the other party with its covenants in all material respects, and (f) the absence of a material adverse effect as to the other party.

        The Merger Agreement contains certain termination rights for German American and First Security, as the case may be, applicable upon: (i) certain adverse regulatory decisions in relation to the Merger, (ii) if the Merger has not been closed by February 1, 2019; (iii) a failure of the other party to comply with such party's covenants (subject to certain rights to cure in certain cases) or a breach of the representations and warranties by the other party that would have a material adverse effect on such party; or (iv) if the First Security shareholders fail to approve the Merger by the required vote. Under certain circumstances, termination of the Merger Agreement may result in the payment of a termination fee of $3.0 million by First Security to German American, as more fully described in the Merger Agreement.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this "Report") and is incorporated herein by reference.

Voting Agreements

        In connection with the Merger Agreement, German American entered into voting agreements (the "Voting Agreements") with the members of the Board of Directors of First Security and with certain of First Security's principal shareholders, all of whom collectively held approximately 27% of the outstanding shares of First Security common stock as of May 22, 2018. Subject to the terms and conditions of the Voting Agreements, these parties have agreed to vote their shares in favor of the transactions contemplated by the Merger Agreement and against any alternative acquisition proposal. The Voting Agreements automatically terminate upon any termination of the Merger Agreement.

        The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such Voting Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Report and are incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

        On May 22, 2018, German American and First Security issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

        This Report contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like "believe", "continue", "pattern", "estimate", "project", "intend", "anticipate", "expect" and similar expressions or future or conditional verbs such as "will", "would", "should", "could", "might", "can", "may", or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American's goals, intentions and expectations; statements regarding German American's business plan and growth strategies; statements regarding the asset quality of German American's loan and investment portfolios;

and estimates of German American's risks and future costs and benefits, whether with respect to the Merger or otherwise.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of German American and First Security will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals and the approval of First Security's shareholders, and the ability to complete the Merger on the expected timeframe; the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of German American to complete integration and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American's affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American's business; and other risks and factors identified in German American's filings with the Securities and Exchange Commission. German American does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Report. In addition, German American's and First Security's past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

Additional Information

        Communications in this Report do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The Merger will be submitted to the First Security shareholders for their consideration. In connection therewith, German American will file a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") that will include a proxy statement for First Security and a prospectus for German American, as well as other relevant documents concerning the Merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus (once filed), as well as other filings containing information about German American, without charge, at the SEC's website (http://www.sec.gov) or by accessing German American's website (http://www.germanamerican.com) under the tab "Investor Relations" and then under the heading "Financial Information." Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to Michael F. Beckwith, President and CEO, First Security, Inc., 313 Frederica Street, Owensboro, Kentucky 42301, telephone 270-663-4668. First Security and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Security in connection with the

Merger. Information about certain interests of the directors and executive officers of First Security and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization between German American Bancorp, Inc. and First Security, Inc., dated as of May 22, 2018
10.1	Voting Agreement, dated as of May 22, 2018, among German American Bancorp, Inc. and each member of the Board of Directors of First Security, Inc.
10.2	Voting and Support Agreement, dated as of May 22, 2018, between German American Bancorp, Inc. and Castle Creek Capital Partners V, L.P.
10.3	Voting and Support Agreement, dated as of May 22, 2018, between German American Bancorp, Inc., FJ Capital Long/Short Equity Fund LLC, and Bridge Equities III, LLC
99.1	Press Release, dated May 22, 2018

* * * * * *

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.
Date: May 22, 2018	By:	/s/ MARK A. SCHROEDER Mark A. Schroeder, Chairman and Chief Executive Officer

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE